                                                                     EXHIBIT 5.1


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 Newport Center Drive, Suite 1600
                          Newport Beach, CA 92660-6422
                            TELEPHONE (949) 725-4000
                            FACSIMILE (949) 725-4100

                              SAN FRANCISCO OFFICE
                        44 MONTGOMERY STREET, SUITE 4200
                        SAN FRANCISCO, CALIFORNIA 94104
                            TELEPHONE (415) 283-2240
                            FACSIMILE (415) 283-2255

                              SANTA BARBARA OFFICE
                                302 OLIVE STREET
                         SANTA BARBARA, CALIFORNIA 93101
                            TELEPHONE (805) 564-0065
                            FACSIMILE (805) 564-1044


                                December 21, 2000


The TriZetto Group, Inc.
567 San Nicholas Drive, Suite 360
Newport Beach, CA  92660

         Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

         At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by The TriZetto Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 300,105 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's RIMS Stock Option Plan (the "Plan").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

         Based on the foregoing, it is our opinion that the 300,105 shares of Common Stock to be issued under the Plan against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ STRADLING YOCCA CARLSON & RAUTH
                                             -----------------------------------
                                             Stradling Yocca Carlson & Rauth